UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Station Casinos LLC (the “Company”) is filing this Amendment No. 1 to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2011 (the “Original Form 8-K”), for the sole purpose of refiling the Credit Agreement dated as of June 16, 2011 by and among Station Casinos LLC, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent the other lender from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as L/C issuer, and Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners (Exhibit 10.1) (“Propco Credit Agreement”). The Company has requested confidential treatment from the SEC for portions of the Propco Credit Agreement filed with the Original Form 8-K.  The revised Propco Credit Agreement filed herewith reflects a more limited set of redactions, in response to comments received from the SEC on the Company’s confidential treatment request.

Except for the Propco Credit Agreement filed hereto as Exhibit 10.1, no other changes have been made to the Original Form 8-K in this Amendment.  Exhibit 10.1 filed herewith supersedes in its entirety Exhibit 10.1 previously filed with the Original Form 8-K.  This Amendment speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
10.1.

Credit Agreement dated as of June 16, 2011 by and among Station Casinos LLC, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent, JPMorgan Chase Bank, N.A. and the other lenders from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as L/C issuer, and Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners (pursuant to a request for confidential treatment filed with the Securities Exchange Commission by Station Casinos LLC, confidential portions of this exhibit have been omitted and filed separately with the Securities Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date: October 20, 2011	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer